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                                                                    Exhibit 10.7


                             TTM TECHNOLOGIES, INC.
                          2000 EQUITY COMPENSATION PLAN

                  1. PURPOSES. The purposes of the TTM Technologies, Inc. 2000 EQUITY COMPENSATION PLAN (the "PLAN") are to advance the interests of the Company and its stockholders by attracting, motivating and retaining officers, employees and consultants and to reward officers, employees and consultants for contributing to the success of the Company and the creation of stockholder value. The Plan permits the Committee to make Awards which constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code.

                  2.       DEFINITIONS AND RULES OF CONSTRUCTION.

                  (a) DEFINITIONS. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

                  "ADMINISTRATOR" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with
         Section 3(d).

                  "AWARD" means a Stock Award, Restricted Stock Unit, Option, SAR, Dividend Equivalent, Other Award, Performance Award or any combination of the foregoing.

                  "AWARD DOCUMENT" means an agreement, certificate, grant letter or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

                  "BENEFICIARY" means the person designated in writing by the Participant to exercise or to receive an Award or payments or other amounts in respect thereof in the event of the Participant's death or, if no such person has been designated in writing by the Participant prior to the date of death, the Participant's estate. No Beneficiary designation under the Plan shall be effective unless it is in writing and is received by the Company prior to the date of death of the applicable Participant.

                  "BOARD" means the Board of Directors of the Company.

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                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations (including any proposed regulations) promulgated thereunder.

                  "COMMITTEE" means the Compensation Committee of the Board, or such other committee of the Board as may be designated from time to time by the Board to administer the Plan.

                  "COMMON STOCK" means the common stock, no par value, of the Company.

                  "COMPANIES" means the Company and each Subsidiary.

                  "COMPANY" means TTM Technologies, Inc, a Delaware corporation.

                  "DEFERRED COMPENSATION ACCOUNT" means the account established on the books and records of the Company to record the amount of deferred compensation payable under the Plan to a Participant.

                  "DIVIDEND EQUIVALENT" means a right granted in accordance with
         Section 12 to receive a payment in cash, shares of Common Stock or other property equal in value to the dividends declared and paid on a specified number of shares of Common Stock. A Dividend Equivalent may constitute a free-standing Award or may be granted in connection with another type of Award.

                  "EFFECTIVE DATE" means September 1, 2000.

                  "ELIGIBLE INDIVIDUAL" means an individual described in Section 4(a) who is eligible for Awards under the Plan.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rulings and regulations promulgated thereunder.

                  "FAIR MARKET VALUE" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall be (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the highest bid and lowest asked prices of the Stock as reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices ere reported, or (ii) if the Stock is admitted to trading on a United States securities exchange or the NASDAQ National Market System, the closing


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         price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported. Notwithstanding the foregoing, the Fair Market Value of the Stock on the effective date of the Initial Public Offering shall be the offering price to the public of the Stock on such date.

                  "GAAP" means U.S. Generally Accepted Accounting Principles.

                  "INCENTIVE STOCK OPTION" means an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Document.

                  "NONQUALIFIED STOCK OPTION" means any Option which is not an Incentive Stock Option.

                  "OPTION" means an Option granted under Section 9 of the Plan, including an Incentive Stock Option and a Nonqualified Stock Option.

                  "OTHER AWARD" means an Award granted under the Plan in accordance with Section 13.

                  "PARTICIPANT" means an Eligible Individual who has been granted an Award under the Plan.

                  "PERFORMANCE AWARD" means the right of a Participant to receive a specified amount following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals applicable to such period.

                  "PERFORMANCE GOAL" means any of the following: earnings per share, net income, net operating income, pretax profits, pretax operating income, revenue growth, return on sales, return on equity, return on assets managed, return on investment, increase in the Fair Market Value of a share of Common Stock, total return to stockholders, cash flow, or economic value added. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. To the extent that there is a change in GAAP during a Performance Period, the Committee may calculate any Performance Goal with or without regard to such change.

                  "PERFORMANCE PERIOD" means a period of time designated by the Committee over which one or more Performance Goals are measured.

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                  "PERFORMANCE UNIT" means an Award granted pursuant to
         Section 11.

                  "RESTORATION OPTION" means an Option that is awarded upon the exercise of an Option earlier awarded under the Plan or any other plan of the Company (an "UNDERLYING OPTION") for which the exercise price is paid in whole or in part by tendering shares of Common Stock previously owned by the Participant, where such Restoration Option (i) covers a number of shares of Common Stock no greater than the number of previously owned shares tendered in payment of the exercise price of the Underlying Option plus the number of shares withheld to pay taxes arising upon such exercise, (ii) the expiration date of the Restoration Option is no later than the expiration date of the Underlying Option and (iii) the exercise price per share of the Restoration Option is no less than the Fair Market Value per share of Common Stock on the date of exercise of the Underlying Option.

                  "RESTRICTED SHARES" means shares of Common Stock subject to a Stock Award that have not vested or remain subject to forfeiture, transfer or other restrictions in accordance with Section 7 and the applicable Award Document.

                  "RESTRICTED STOCK UNIT" means a restricted stock unit award granted in accordance with Section 8.

                  "SAR" means a stock appreciation right or limited stock appreciation right granted in accordance with Section 10.

                  "STOCK AWARD" means a grant of shares of Common Stock in accordance with Section 7.

                  "SUBSIDIARY" means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

                  "SUBSTITUTE AWARD" means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

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                  "TARGET" means the target performance objective set by the
         Committee for a Performance Goal.

                  "TARGET PAYMENT" means the amount payable to a Participant for a Performance Period upon the achievement of one of more Targets set by the Committee for that period.

                  (b) RULES OF CONSTRUCTION. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

                  3.       ADMINISTRATION.

                  (a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

                  (i)      to select Participants from the Eligible Individuals;

                  (ii)     to make Awards in accordance with the Plan;

                  (iii) to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

                  (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant's termination of employment with the Company, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

                  (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

                  (vi) to construe and interpret any Award Document delivered under the Plan;

                  (vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

                  (viii) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

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                  (ix)     to employ such legal counsel, independent auditors
and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

                  (x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

                  (b) PLAN CONSTRUCTION AND INTERPRETATION. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

                  (c) DETERMINATIONS OF COMMITTEE FINAL AND BINDING. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all interested persons.

                  (d) DELEGATION OF AUTHORITY. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more officers of the Company, one or more members of the Committee or one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to individuals who are subject to Section 16 of the Exchange Act, (ii) to make Awards under Section 14 which are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code or (iii) to amend or terminate the Plan in accordance with Section 20. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

                  (e) RELIANCE AND INDEMNIFICATION. The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of any of the Companies. Each member of the Committee, each Administrator and each other person acting at the direction of or on behalf of the Committee shall not be liable for any action, omission or determination made in good faith by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and, to the extent permitted by law and the bylaws of the Company, shall be

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                                       7

fully indemnified and protected by the Company with respect to such determination, act or omission.

                  4.       PARTICIPATION.

                  (a) ELIGIBLE INDIVIDUALS. Awards may be granted by the Committee to (i) officers and employees of one of the Companies (or a division or operating unit thereof), (ii) key consultants or advisers to any of the Companies, or (iii) any individual who has accepted an offer of employment with any of the Companies as an officer or employee. Members of the Committee will not be eligible to receive Awards under the Plan. An individual's status as an Administrator will not affect his or her eligibility to participate in the Plan.

                  (b) AWARDS TO PARTICIPANTS. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant for a Performance Period solely by reason of such Eligible Individual having received a prior Award or having been designated as a Participant for any prior Performance Period. The Committee may grant more than one Award to a Participant at the same time or may designate an Eligible Individual as a Participant in Performance Periods that begin on the same date or that cover overlapping periods of time.

                  5.       COMMON STOCK SUBJECT TO THE PLAN.

                  (a) PLAN LIMIT. The number of shares of Common Stock that is reserved for issuance under the Plan (the "PLAN LIMIT") shall be:

                           (i)      2,000,000; and

                           (ii)     an annual increase to be added as of the
first day of the Company's fiscal year for each of the years 2001, 2002, 2003 and 2004 commencing on January 1, 2001 equal to (i) the lesser of (a) 1% of the outstanding shares of Common Stock as of the close of business on the last day of the immediately preceding fiscal year and (b) 400,000 shares of Common Stock, or (ii) a lesser amount determined by the Board of Directors of the Company (the "BOARD"), provided that any shares from any such increase that are not issued shall be added to the aggregate number of shares available for issuance under the Plan.

                  Such shares of Common Stock may be newly issued shares of Common Stock, treasury shares or any combination thereof.

                  (b) RULES APPLICABLE TO DETERMINING SHARES AVAILABLE FOR ISSUANCE. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following shares shall be added back to the Plan Limit and again be available for Awards:

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                                       8

                           (i)      The number of shares tendered to pay the
exercise price of an Option or other Award or to satisfy a Participant's tax withholding obligations; and

                           (ii)     The number of shares withheld from any
Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the exercise price of an Option or other form of Award.

In addition, any shares issued in connection with Substitute Awards shall not be counted against the Plan Limit and shall not be subject to Section 5(d).

                  (c) RESERVE. In administering the Plan, the Committee may establish reserves against the Plan Limit for amounts payable in settlement of Awards or in settlement of Deferred Compensation Accounts. The Committee may also promulgate additional rules and procedures for calculating the portion of the Plan Limit available for Awards. This Section 5 shall be applied and construed by the Committee so that no share of Common Stock is counted more than once for purposes of any debit or credit to the Plan Limit.

                  (d)      SPECIAL LIMITS. Anything to the contrary in
Section 5(a) notwithstanding, but subject to Section 18(b), the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

                  (i) The maximum number of shares that may be issued in the form of Stock Awards, or issued upon settlement of Restricted Stock Units, SARs, Performance Units or Other Awards, shall not exceed 2,000,000 shares; PROVIDED, HOWEVER, that any such Stock Awards, Restricted Stock Units, SARs, Performance Units or Other Awards that are issued in lieu of cash compensation that otherwise would be paid to a Participant, or in satisfaction of any other obligation owed by the Company to a Participant, shall not be counted against such limitation; and

                  (ii) The maximum number of shares of Common Stock that may be subject to Options or free-standing SARs granted to any Eligible Individual in any calendar year shall equal 2,000,000 shares, plus any shares which were available under this Section 5(d)(ii) for Awards of Options or free-standing SARs to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

                  (iii) In no event will the number of shares of Common Stock issued in connection with the grant of Incentive Stock Options exceed the Plan Limit, as in effect on the Effective Date.

                  6.       AWARDS IN GENERAL.

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                                       9

                  (a) TYPES OF AWARDS. Awards under the Plan may consist of Stock Awards, Restricted Stock Units, Options, SARs, Performance Units, Dividend Equivalents, Other Awards, Performance Awards or any combination of the foregoing. Any Award may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with or as alternatives to grants or rights under any other compensation or benefit plan of the Companies, including the plan of any acquired entity.

                  (b) TERMS SET FORTH IN AWARD DOCUMENT. The terms and provisions of each Award shall be set forth in an Award Document approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Document.

                  7.       STOCK AWARDS.

                  (a) FORM OF AWARD. The Committee is authorized to grant shares of Common Stock to an Eligible Individual as a Stock Award for no consideration other than the provision of services or at a purchase price determined by the Committee. Stock Awards may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards. Shares of Common Stock granted pursuant to this Section 7 shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the Award Document. If shares of Common Stock are offered for sale under the Plan, the purchase price shall be payable in cash, or, in the sole discretion of the Committee or as set forth in the applicable Award Document, in shares of Common Stock already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, shares of Common Stock or such other consideration.

                  (b) SHARE CERTIFICATES; RIGHTS AND PRIVILEGES. At the time Restricted Shares are granted or sold to a Participant, share certificates representing the appropriate number of Restricted Shares shall be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. The certificates shall bear a legend restricting their transferability as provided herein. Except for such restrictions on transfer or other incidents of ownership as may be determined by the Committee and set forth in the Award Document relating to an award or sale of Restricted Shares, a Participant shall have the rights of a stockholder as to such Restricted Shares, including the right to receive dividends and the right to vote in accordance with applicable law.

                  (c) DISTRIBUTIONS. Unless the Committee determines otherwise at or after the time of grant, any shares of Common Stock or other securities of the Company received by a

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                                      10

Participant to whom Restricted Shares have been granted or sold as a result of a non-cash distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Restricted Shares.

                  8. RESTRICTED STOCK UNITS. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals. Each Restricted Stock Unit shall represent the right to receive, one share of Common Stock subject to the terms and conditions established by the Committee in connection with the Award and set forth in the applicable Award Document. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award Document, Restricted Stock Units will be payable, at the discretion of the Committee, in Common Stock, in cash or other property with a value equal to the Fair Market Value of a share of Common Stock on the date of settlement of the Restricted Stock Unit. Restricted Stock Units shall be subject to such vesting, payment and settlement terms and restrictions as the Committee shall impose. Restricted Stock Units may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards.

                  9.       STOCK OPTIONS.

                  (a) FORM OF AWARD. The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to purchase a specified number of shares of Common Stock during a specified time at an exercise price determined in accordance with Section 9(b) below. The Committee will fix the vesting and exercisability conditions applicable to all Options which shall be set forth in the Award Document. An Option shall be effective for such term as shall be determined by the Committee and set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option. The Committee may also provide at or after the time of grant that a Participant shall have the right to receive a Restoration Option upon the exercise through the tendering of shares of Common Stock of an Option or an option granted under another plan of the Company.

                  (b) EXERCISE PRICE. The exercise price per share of Common Stock purchasable under a Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant.

                  (c) METHOD OF EXERCISE. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid in cash or shares that have been held at least six months by the relevant Participant or a combination thereof and, if the applicable Award Document explicitly so provides, in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. The Committee may also establish procedures pursuant to which an Option may be exercised through a "cashless exercise" procedure involving a broker or dealer approved by the Committee, that affords Participants the

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                                      11

opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy withholding tax obligations related to the Option.

                  (d) INCENTIVE STOCK OPTIONS. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Option granted to a non-employee may be an Incentive Stock Option. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Option, and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date.

                  10.      STOCK APPRECIATION RIGHTS.

                  (a) FORM OF AWARD. The Committee is authorized to grant SARs to Eligible Individuals. An SAR shall entitle a Participant to receive, upon exercise, (i) an amount in cash equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the stock appreciation right is exercised, over the Fair Market Value of such number of shares on the date of grant (or, in the case of an SAR granted in tandem with an Option, the aggregate exercise price which the Participant would otherwise have been required to pay under the terms of the Option in order to purchase such shares), (ii) a number of shares of Common Stock having an aggregate Fair Market Value, as of the date of exercise, equal to the amount determined as in the preceding clause (i), or (iii) a combination of cash and shares having an aggregate value equal to the amount determined as in the preceding clause (i). An SAR may be granted on a free-standing basis or in tandem with another Award. Notwithstanding the foregoing, the exercise price of an SAR that is a Substitute Award may be less than the Fair Market Value of a share of Common Stock on the date of grant.

                  (b) EXERCISABILITY. The Committee shall determine at or after the time of grant whether payments in respect of an SAR shall be in cash, shares of Common Stock or a combination thereof. An SAR shall be exercisable at the time or times established by the Committee at or after the time of grant.

                  (c) TANDEM SARS. If an SAR is granted in tandem with an Option, the SAR shall not be exercisable prior to or later than the time the related Option could be exercised. An SAR granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, an SAR shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent

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                                      12

the related Option shall be exercisable, and shall have the same term and exercise price as the related Option (which, in the case of an SAR granted after the grant of the related Option, may be less than the Fair Market Value per share on the date of grant of the tandem SAR). Upon exercise of an SAR granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem SAR shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

                  11. PERFORMANCE UNITS. The Committee is authorized to grant Performance Units to Eligible Individuals. Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance Units may be paid in cash, Common Stock, Awards, other property or any combination thereof, as the Committee may determine at or after the time of grant.

                  12. DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Stock, Awards or other property equal in value to the dividends paid in respect of a specified number of shares of Common Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed reinvested in additional shares of Common Stock, Awards, or other investment vehicles as the Committee may specify. Dividend Equivalents may be subject to the same terms and conditions as any Award granted in connection therewith or to such other terms and conditions as the Committee specifies in connection with the granting of the Dividend Equivalents.

                  13. OTHER AWARDS. The Committee is authorized to grant Other Awards in addition to the Awards as described in Sections 6 through 12 pursuant to which cash, Common Stock or other securities of the Company, other property or any combination thereof is, or in the future may be, acquired by a Participant. Other Awards may be valued in whole or in part with reference to, or otherwise based upon or related to one or more Performance Goals, the value of a share of Common Stock or the value of other securities of the Company, including preferred stock, debentures, notes, convertible or exchangeable debt securities, rights or warrants, the value of any asset or property of the Company or such other criteria as the Committee shall specify. Other Awards may consist solely of cash bonuses or supplemental cash payments to a Participant, including without limitation, payments to permit the Participant to pay some or all of the tax liability incurred in connection with the vesting, exercise, payment or settlement of an Award. Other Awards may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards.

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                                      13

                  14.      PERFORMANCE AWARDS.

                  (a) FORM OF AWARD. Subject to the further provisions of this Section 14, the Committee is authorized to grant Performance Awards under this Section 14 which shall provide for Target Payments to Participants for a Performance Period upon the achievement of the Target or Targets established by the Committee for such Performance Period. Target Payments may be made in cash, Common Stock, Awards, other property or any combination thereof. The provisions of this Section 14 shall be construed and administered by the Committee in a manner which complies with the requirements under Section 162(m) of the Code applicable to "qualified performance-based compensation."

                  (b) PERFORMANCE GOALS AND TARGETS. The Performance Goals and Targets applicable to a Performance Period shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code and the regulations thereunder, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed. At the time that the Committee specifies the Performance Goals and Targets applicable to a Performance Period, the Committee shall also specify (i) the Target Payment payable for the Performance Period if the applicable Target or Targets are achieved, (ii) the amount, if any, payable in excess of the Target Payment if actual performance exceeds the Target or Targets and (iii) the amount by which the Target Payment will be reduced if actual performance is less than the Target or Targets established for the Performance Period. The Committee may also establish the minimum level of performance on one or more Performance Goals for a Performance Period below which no amounts will be payable for the Performance Period.

                  (c) ADDITIONAL PROVISIONS APPLICABLE TO PERFORMANCE PERIODS. More than one Performance Goal may apply to a given Performance Period and the payment in connection with a Performance Award for a given Performance Period may be made based upon (i) the attainment of the performance Targets for only one Performance Goal or for any one of the Performance Goals applicable to that Performance Period or (ii) performance related to two or more Performance Goals, whether assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals and Targets for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award payable for that Performance Period.

                  (d) DURATION OF THE PERFORMANCE PERIOD. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals and Targets applicable to that period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

                  (e) CERTIFICATION. Following the completion of each Performance Period, the Committee shall certify, in accordance with the requirements in the regulations under Section 162(m) of the Code, whether the criteria for paying amounts in respect of each Performance Award related to that Performance Period have been achieved. Unless the Committee determines otherwise, no amounts payable in respect of Performance Awards shall be paid for a Performance Period until the Performance Period has ended and the Committee has certified the amount of the Awards payable for the Performance Period in accordance with Section 162(m) of the Code.

                  (f) DISCRETION. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the amount payable in respect of a Performance Award to any Participant, for any reason, including, without limitation, (i) in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or any business division or unit or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, (ii) to take into account a change in the position or duties of a Participant during the Performance Period or a change in the Participant's employment status during the Performance Period or (iii) to take into account subjective or objective performance factors not otherwise set forth in the Plan or applicable Award Documents.

                  (g) TIMING OF PAYMENT. Subject to Section 14(e), the amounts, if any, payable in respect of Performance Awards for a Performance Period will generally be paid within ninety days following the end of the applicable Performance.

                  (h)      MAXIMUM AMOUNT PAYABLE PER PARTICIPANT UNDER THIS
SECTION 14. The maximum aggregate value of the cash and other property in settlement of a Performance Award (prior to adjustment in accordance with Section 14(i)) payable per Participant for any Performance Period of twelve months may not exceed $5,000,000 (the "Performance Dollar Limit"). If a Performance Period is greater than or less than twelve months, the applicable Performance Dollar Limit, as the case may be, shall be determined by multiplying the applicable twelve-month limit by a fraction, the numerator of which is the number of whole and partial months in the Performance Period and the denominator of which is twelve.

                  (i) PAYMENT OF PERFORMANCE AWARDS IN SHARES OF COMMON STOCK. In the event that the Company settles a Performance Award through the payment of Common Stock that is subject to either forfeiture or transfer restrictions, the Company may apply a reasonable discount to the then Fair Market Value of the stock in determining the number of shares issued in settlement of such portion of the award; provided, however, that the amount of the discount applied to the Fair Market Value of a share of Common Stock may not exceed twenty-five percent.

                  15. VESTING; FORFEITURE; TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL. The Committee shall specify at or after the time of grant of an Award the vesting, forfeiture and other conditions applicable to the Award and the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Companies. In connection with a Participant's termination of employment, the Committee may, but is not required to, vary the vesting, exercisability and settlement provisions of an Award relative to the circumstances resulting in such termination of employment. The Committee shall have the discretion to accelerate the vesting or exercisability of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company or an underwritten initial public offering of the Company's Common Stock on the vesting, exercisability, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

                  16.      ACCELERATION AND DEFERRAL.

                  (a) ACCELERATION. The Committee may accelerate the payment or settlement of an Award and may apply a reasonable discount to the amount delivered to the Participant to reflect such accelerated payment or settlement. If the Committee accelerates the payment or settlement of a Performance Award, the amount of the discount applied to such accelerated payment or settlement shall meet the requirements of the regulations under
Section 162(m) of the Code.

                  (b) DEFERRAL. In accordance with rules and procedures established by the Committee, the Committee (i) may permit a Participant at or after the time of grant to defer receipt of payment or settlement of some or all of an Award to one or more dates elected by the Participant, subsequent to the date on which such Award is payable or otherwise to be settled, or (ii) may require at or after the time of grant that the portion of an Award in excess of an amount specified by the Committee be mandatorily deferred until one or more dates specified by the Committee. Amounts deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with notional interest or earnings in accordance with procedures established by the Committee from time to time. Deferred amounts shall be paid in cash, Common Stock or other property, as determined by the Committee at or after the time of deferral, on the date or dates elected by the Participant or, in the case of amounts which are mandatorily deferred, on the date or dates specified by the Committee.

                  17.      GENERAL PROVISIONS.

                  (a) NON-TRANSFERABILITY OF AWARD. Unless the Committee determines otherwise, no Award or amount payable under, or interest in, the Plan shall be transferable by a

Participant except by will or the laws of descent and distribution or as required by law, or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; PROVIDED, HOWEVER, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"); and provided further that this sentence shall not preclude a Participant from designating a Beneficiary to receive the Participant's outstanding Award following the death of the Participant. Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee, may in its discretion, permit transfers of Awards other than those contemplated by this Section 17(a). During the lifetime of the Participant, an Option, SAR or similar-type Other Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Option, SAR or Other Award has been transferred in accordance with this Section 17(a).

                  (b) RIGHTS WITH RESPECT TO SHARES. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares, and, except as provided in Section 12, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

                  (c) NO RIGHT TO CONTINUED EMPLOYMENT. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.

                  (d) CONSENT TO PLAN. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

                  (e) WAGE AND TAX WITHHOLDING. The Company or any Subsidiary is authorized to withhold from any Award or any compensation or other payment to a Participant amounts of withholding and other taxes due in connection with any Award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                  (f) COMPLIANCE WITH SECURITIES LAWS. An Award may not be exercised, and no shares of Common Stock may be issued in connection with an Award, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available.

                  (g) AWARDS TO INDIVIDUALS SUBJECT TO NON-U.S. JURISDICTIONS. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

                  (h) UNFUNDED PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, or other property or make other arrangements, to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.

                  (i) OTHER EMPLOYEE BENEFIT PLANS. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

                  (j) COMPLIANCE WITH RULE 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

                  (k) EXPENSES. The costs and expenses of administering and implementing the Plan shall be borne by the Company.

                  (l) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock or other securities pursuant to Award will be used for general corporate purposes.

                  (m) AWARD DOCUMENT. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern, and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

                  18.      RECAPITALIZATION OR REORGANIZATION.

                  (a) AUTHORITY OF THE COMPANY AND STOCKHOLDERS. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) CHANGE IN CAPITALIZATION. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a), including the maximum number of shares available under the special limits provided for in Section 5(d), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying

Award is subject. Notwithstanding the foregoing, in the event of a stock split or reverse stock split, the appropriate proportional adjustment to the Plan Limit, any other limits hereunder, and the number of shares of Common Stock and purchase price per share with respect to any outstanding Awards shall automatically be effected without the necessity of any action by the Committee or the Board.

                  19. EFFECTIVE DATE. The Plan shall become effective on the Effective Date, subject to subsequent approval thereof by the Company's stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 20. If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect. Section 14 of the Plan and the definition of "Performance Goal" shall be submitted to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder. If stockholder approval of the Plan is not obtained at any such meeting, then no further Performance Awards shall be made under Section 14 after the date of such annual meeting, but the remainder of the Plan shall continue in effect until terminated in accordance with Section 20.

                  20. AMENDMENT AND TERMINATION. Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment which (i) increases the Plan Limit or increases limits set forth in Section 5(d) (except as otherwise contemplated by the terms of the Plan as approved by stockholders), (ii) allows for grants of Options (other than Substitute Awards) at an exercise price less than Fair Market Value at the time of grant or (iii) amends the last sentence of Section 6 in a manner that would permit a reduction in the exercise price of Options (or options granted under another plan of the Companies), under circumstances other than those stated in such sentence, shall be effective without stockholder approval.

                  21. GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Washington applicable to contracts to be performed entirely within such state and without giving effect to principles of conflicts of laws.